Exhibit 99.1

FOR IMMEDIATE RELEASE

September 25, 2025

Scilex Holding Company Announces $150 Million Strategic Bitcoin Investment in Datavault AI

PALO ALTO, CALIFORNIA – September 26, 2025 (GLOBE NEWSWIRE) - Scilex Holding Company (“Scilex” or the “Company”) (Nasdaq: SCLX), an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease, today announced that it has entered into an agreement to make a $150 million Bitcoin (BTC) investment in Datavault AI Inc. (Nasdaq: DVLT, “Datavault”), which is intended to provide growth capital to Datavault to accelerate its supercomputing infrastructure, expand independent data exchanges, and unlock new revenue streams.

Datavault AI’s patented platform is positioned to capture value across biotech, energy, and entertainment markets, as the global AI market is projected to reach $1.8 trillion by 2030 and the life sciences analytics market was estimated at $35.69 billion in 2024, forecasted to grow at an 11.4% CAGR through 2030. By leveraging Web 3.0, blockchain-secured data trading, and AI-driven analytics, the company delivers secure, scalable solutions addressing trust, data integrity, and monetization challenges.

The strategic investment is intended to capture growth in the biotech data monetization market, which is expected to reach a market size of $30-50 billion by 2024. Scilex intends to leverage its expertise in the biotech and pharmaceutical space to create a potential marketplace for the Real-World Assets (RWA) in the biotech and pharmaceutical industry that are tokenized on a blockchain to represent their ownership in digital form.

Under the terms of the purchase agreement between Datavault and Scilex, Scilex is expected to receive up to an aggregate of 278,914,094 shares of Datavault common stock (at an effective purchase price of $0.5378 per share) ( subject to adjustment for stock splits and similar transactions), with 15,000,000 shares to be issued at the closing of the initial tranche of Scilex’s investment and the remainder to be issued in the second tranche in the form of a pre-funded warrant without beneficial ownership limitations to be issued to Scilex following the approval by Datavault’s stockholders of, among other things, the issuance of Datavault shares to Scilex in excess of 19.99% of Datavault’s total pre-financing shares outstanding. Datavault’s board and management remain unchanged, though Scilex will have the right to nominate two directors to the Company’s board for so long as Scilex maintains beneficial ownership of at least 10% of the Company’s common stock, and the right to nominate one director for

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so long as Scilex maintains beneficial ownership of at least 5% but no more than 10% of the Company’s common stock.

Henry Ji, Ph.D., CEO, President and Chairman of the Board of Scilex Holding Company, said, "Datavault's cutting-edge technologies align perfectly with the biotech sector's need for advanced data analytics, AI-driven insights, and super computing power. This investment reflects our belief in Datavault’s ability to transform markets where trust and precision are critical. Biotech is a market we know well, and we will help guide Datavault to maximum revenue generation in our sector while Datavault expands across the global economy. With our resources and their patented technology, we see an incredible opportunity to drive real global impact together.”

For more information on Scilex Holding Company, refer to www.scilexholding.com

For more information on Semnur Pharmaceuticals, Inc., refer to www.semnurpharma.com

For more information on ZTlido® including Full Prescribing Information, refer to www.ztlido.com.

For more information on ELYXYB®, including Full Prescribing Information, refer to www.elyxyb.com.

For more information on Gloperba®, including Full Prescribing Information, refer to www.gloperba.com.

About Scilex Holding Company

Scilex is an innovative revenue-generating company focused on acquiring, developing and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA™” or “SP-102”), which is owned by Semnur (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track

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status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About Semnur Pharmaceuticals, Inc.

Semnur is a clinical late-stage specialty pharmaceutical company focused on the development and commercialization of novel non-opioid pain therapies. Semnur’s product candidate, SP-102 (SEMDEXA™), is the first non-opioid novel gel formulation administered epidurally in development for patients with moderate to severe chronic radicular pain/sciatica.

Semnur Pharmaceuticals, Inc. is headquartered in Palo Alto, California, and is a majority owned subsidiary of Scilex.

About Datavault AI Inc.

Datavault AI™ (Nasdaq: DVLT) is leading the way in AI driven data experiences, valuation and monetization of assets. The company’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Science and Data Science Divisions. Datavault AI's Acoustic Science Division features WiSA®, ADIO® and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless HD sound transmission technologies with IP covering audio timing, synchronization and multi-channel interference cancellation. The Data Science Division leverages the power of high-performance computing to provide solutions for experiential data perception, valuation and secure monetization. Datavault AI's cloud-based platform provides comprehensive solutions serving multiple industries, including HPC software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy and more. The Information Data Exchange® (IDE) enables Digital Twins, licensing of name, image and likeness (NIL) by securely attaching physical real-world objects to immutable metadata objects, fostering responsible AI with integrity. Datavault AI’s technology suite is completely customizable and offers AI and Machine Learning (ML) automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring.

The company is headquartered in Beaverton, OR.

Learn more about Datavault AI at www.dvlt.ai

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts and may be accompanied by words that convey projected future events or outcomes, such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or variations of such words or by expressions of similar meaning. These

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forward-looking statements include, but are not limited to, statements regarding future events, Scilex’s proposed investment in Datavault, timing thereof and anticipated use of bitcoin proceeds as growth capital for Datavault’s expansion plans, the market size of the biotech data monetization market, Scilex’s plans to create a potential marketplace for RWA in the biotech and pharmaceutical industry, Scilex’s plans to appoint directors to the Datavault board, potential Datavault stockholder approval, future opportunities for Scilex and its subsidiaries, the future business strategies, long-term objectives and commercialization plans of Scilex and its subsidiaries, the current and prospective product candidates, planned clinical trials and preclinical activities and potential product approvals, as well as the potential for market acceptance of any approved products and the related market opportunity of Scilex and its subsidiaries, statements regarding SP-102, if approved by the FDA, Scilex’s potential to attract new capital and avoid the effects of negative debt leverage and other statements that are not historical facts. These statements are based on management’s current expectations of and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Scilex. These statements are subject to a number of risks and uncertainties regarding Scilex’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, general economic, political and business conditions; the ability of Scilex and its subsidiaries to achieve the benefits of the transactions contemplated with Datavault, including future financial and operating results; risks related to the outcome of any legal proceedings that may be instituted against the parties regarding the transactions contemplated with Datavault; the risk that the transactions contemplated with Datavault disrupts current plans and operations; the ability of Scilex and its subsidiaries to develop and successfully market products; the ability of Scilex and its subsidiaries to grow and manage growth profitably and retain its key employees; the risk that the potential product candidates that Scilex develops may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; risks relating to uncertainty regarding the regulatory pathway for Scilex’s product candidates; the risk that Scilex’s product candidates may not be beneficial to patients or successfully commercialized; the risk that Scilex has overestimated the size of the target patient population, their willingness to try new therapies and the willingness of physicians to prescribe these therapies; risks that the prior results of the clinical trials may not be replicated; regulatory and intellectual property risks; the risk of failure to realize the anticipated benefits of the transactions contemplated with Datavault and other risks and uncertainties indicated from time to time and other risks set forth in Scilex’s filings with the SEC. There may be additional risks that Scilex presently does not know or that Scilex currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements provide Scilex’s expectations, plans or forecasts of future events and views as of the date of the communication. Scilex anticipates that subsequent events and developments will cause such assessments to change. However, while Scilex may elect to update these forward-looking statements at some point in the future, Scilex specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Scilex’s assessments as of any date

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subsequent to the date of this communication. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

Contacts:

Investors and Media
Scilex Holding Company
960 San Antonio Road
Palo Alto, CA 94303
Office: (650) 516-4310

Email: investorrelations@scilexholding.com

Website: www.scilexholding.com

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SEMDEXA™ (SP-102) is a trademark owned by Semnur Pharmaceuticals, Inc., a majority-owned subsidiary of Scilex Holding Company. A proprietary name review by the FDA is planned.

ZTlido® is a registered trademark owned by Scilex Pharmaceuticals Inc., a wholly-owned subsidiary of Scilex Holding Company.

Gloperba® is the subject of an exclusive, transferable license to use the registered trademark by Scilex Holding Company.

ELYXYB® is a registered trademark owned by Scilex Holding Company.

Scilex Bio™ is a trademark owned by Scilex Holding Company, Inc.

All other trademarks are the property of their respective owners.

© 2025 Scilex Holding Company All Rights Reserved.

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